Exhibit 4.17

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

August ___, 2005

The Nevada Agency & Trust Company

50 W. Liberty, Suite 880

Reno, NV 89501

Attention:  Amanda Cardinalli

RE:

SONORAN ENERGY, INC.

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the "Securities Purchase Agreement") dated October 18, 2004 between Sonoran Energy, Inc., a Washington corporation (the "Company"), and the Buyers set forth on Schedule I attached thereto (collectively the "Buyers").  Pursuant to the Securities Purchase Agreement, the Company has issued to the Buyers a secured convertible debenture (the "Debenture") in the principal amount of Two Million Dollars ($2,000,000), plus accrued interest, which is convertible into shares of the Company's common stock, no par value per share (the "Common Stock"), at the Buyers discretion.  These instructions relate to the following stock or proposed stock issuances or transfers:

1

The Company has agreed to issue to the Buyers up to 3,703,704 shares of the Company's Common Stock upon conversion of the Debenture ("Conversion Shares") plus the shares of Common Stock to be issued to the Buyers upon conversion of accrued interest and liquidated damages into Common Stock (the "Interest Shares")

This letter shall serve as our irrevocable authorization and direction to The Nevada Agency & Trust Company (the "Transfer Agent") to do the following:

1.

Conversion Shares.

a.

Instructions Applicable to Transfer Agent.  With respect to the Conversion Shares and the Interest Shares, the Transfer Agent shall issue the Conversion Shares and the Interest Shares to the Buyers from time to time upon delivery to the Transfer Agent of a properly completed and duly executed Conversion Notice (the "Conversion Notice"), in the form attached hereto as Exhibit I, delivered on behalf of the Company to the Transfer Agent by the Escrow Agent.  Upon receipt of a Conversion Notice, the Transfer Agent shall within three (3) Trading Days thereafter (i) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Buyers or their designees, for the number of shares of Common Stock to which the Buyers shall be entitled as set forth in the Conversion Notice or (ii) provided Transfer Agent are participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Buyers, credit such aggregate number of shares of Common Stock to which the Buyers shall be entitled to the Buyers' or their designees' balance account with DTC through its Deposit Withdrawal At Custodian ("DWAC") system provided the Buyers causes its bank or broker to initiate the DWAC transaction. For purposes hereof "Trading Day" shall mean any day on which the Nasdaq Market is open for customary trading.

b.

The Company hereby confirms to the Transfer Agent and the Buyers that certificates representing the Conversion Shares and Interest Shares shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company; provided that counsel to the Company delivers (i) the Notice of Effectiveness set forth in Exhibit II attached hereto and (ii) an opinion of counsel in the form set forth in Exhibit III attached hereto, and that if the Conversion Shares and the Interest Shares are not registered for sale under the Securities Act of 1933, as amended, then the certificates for the Conversion Shares and Interest Shares shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

c.

In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Conversion Shares and Interest Shares in accordance with the preceding paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Buyers to render such opinion.  The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Conversion Shares and Interest Shares.  If no opinion of counsel regarding the legality of issuing such shares without a restrictive legend is received in connection with a notice to issue shares pursuant to these instructions, the Transfer Agent shall issue such shares with a restrictive legend.

d.

Instructions Applicable to Escrow Agent.  Upon the Escrow Agent's receipt of a properly completed conversion notice substantially in the form attached as an exhibit to the Debenture, the Escrow Agent shall, within one (1) Trading Day thereafter, send to the Transfer Agent a Conversion Notice in the form attached hereto as Exhibit I, which shall constitute an irrevocable instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms of these instructions.

2.

All Shares.

e.

The Transfer Agent shall reserve for issuance to the Buyers the Conversion Shares.  All such shares shall remain in reserve with the Transfer Agent until the Buyers provide the Transfer Agent instructions that the shares or any part of them shall be taken out of reserve and shall no longer be subject to the terms of these instructions.  The Company will notify the Transfer Agent, with confirmation by Cornell, on a monthly basis, of the number of shares to be maintained in reserve based upon previous conversions and / or payments on the Convertible Debenture.  This notification amends and updates the terms of this Irrevocable Transfer Agent Instruction.

f.

The Transfer Agent shall rely exclusively on the Conversion Notice and shall have no liability for relying on such instructions.  Any Conversion Notice delivered hereunder shall constitute an irrevocable instruction to the Transfer Agent to process such notice or notices in accordance with the terms thereof.  Such notice or notices may be transmitted to the Transfer Agent by facsimile or any commercially reasonable method.

g.

The Company hereby confirms to the Transfer Agent and the Buyers that no instructions other than as contemplated herein will be given to Transfer Agent by the Company with respect to the matters referenced herein.  The Company hereby authorizes the Transfer Agent, and the Transfer Agent shall be obligated, to disregard any contrary instructions received by or on behalf of the Company.  The Company further confirms to the Transfer Agent that all shares issued pursuant to these instructions have been fully paid for and the Company has received all required good and valuable consideration from the Buyers in exchange for the shares.

Certain Notice Regarding the Escrow Agent. The Company and the Transfer Agent hereby acknowledge that the Escrow Agent is general counsel to the Buyers, a partner of the general partner of the Buyers and counsel to the Buyers in connection with the transactions contemplated and referred herein.  The Company and the Transfer Agent agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Buyers and neither the Company nor the Transfer Agent will seek to disqualify such counsel.

  The Company hereby agrees that it shall not replace the Transfer Agent as the Company's transfer agent without the prior written consent of the Buyers.

If the Transfer Agent resigns as the Company's transfer agent during the term of this Agreement, then the Company shall provide notice of such resignation to the Buyers thirty (30) business days prior to the effective date of such resignation an the Company shall within five (5) business days of its receipt of such notice from the Transfer Agent obtain a suitable replacement transfer agent that will agree to be bound by the terms and conditions of these Transfer Agent Instructions.

Notwithstanding the foregoing, the Transfer Agent is under no obligation to continue and/or provide any issuance or transfer agent services as contemplated by this agreement if the Company is not current in all its outstanding payment obligations for services provided by the transfer agent during the last thirty (30) day period, provided, however, the Buyers may pay for the cost associated with any issuance of stock in accordance with this Agreement, and the Transfer Agent shall then continue to provide issuance and transfer agent services as stipulated by this agreement.

The Company agrees and the Transfer Agent acknowledges that except for the Common Stock to be issued pursuant to the Standby Equity Distribution Agreement of even date herewith between the Obligator and Cornell Capital Partners, LP, so long as any of the principal amount or interest on the Debenture remains unpaid and unconverted, the Company is prohibited, without the prior written consent of the Buyer, from issuing or selling any Common Stock or any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock, for a consideration per share less than eighty percent (80%) of the average daily closing price of the Common Stock for the ninety (90) days immediately preceding the date of such issuance or sale.  The Transfer Agent agrees to not issue any Common Stock based on instructions from the Company or an opinion of counsel for a consideration of less than $0.54 without the prior written approval of the Buyer.  The Transfer Agent shall not need the prior written approval of the Buyer for issuing any Common Stock which was issued by the Company for consideration greater than or equal to $0.54, provided that the Company provides written confirmation to the Transfer Agent, signed by the Chief Executive Officer and the Chief Financial Officer, that the Company has complied with the provisions of this paragraph.

  The Company and the Transfer Agent hereby acknowledge and confirm that complying with the terms of this Agreement does not and shall not prohibit the Transfer Agent from satisfying any and all fiduciary responsibilities and duties it may owe to the Company, nor shall the terms of this Agreement limit the Company's contractual, common law or statutory duty to indemnify the Transfer Agent in its capacity as transfer agent.

The Company acknowledges that the Buyers is relying on the representations and covenants made by the Company hereunder and are a material inducement to the Buyers purchasing convertible debentures under the Securities Purchase Agreement.  The Company further acknowledges that without such representations and covenants of the Company made hereunder, the Buyers would not purchase the Debentures.  The Buyer acknowledges that the Transfer Agent has made no representation whatsoever to Buyer in connection with the Buyer's decision to purchase the Debentures.

Each party hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Buyers will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced.  Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Buyers shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.  The Company and the Buyers agree that any action which names the Transfer Agent as a party shall be brought in a court of general jurisdiction in Washoe County, Nevada, and no other court.

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IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

COMPANY:

SONORAN ENERGY, INC.

By:
Name: Peter Rosenthal
Title: Chief Executive Officer

David Gonzalez, Esq.

NEVADA AGENCY & TRUST

By:

Name:

____________

Title:

SCHEDULE I

SCHEDULE OF BUYERS

Name	Signature	Address/Facsimile Number of Buyers

Cornell Capital Partners, LP	By: Yorkville Advisors, LLC	101 Hudson Street – Suite 3700
	Its: General Partner	Jersey City, NJ 07303
Facsimile: (201) 985-8266

By:
Name: Mark Angelo
Its: Portfolio Manager

EXHIBIT I

TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

FORM OF CONVERSION NOTICE

Reference is made to the Securities Purchase Agreement (the "Securities Purchase Agreement") between Sonoran Energy, Inc., (the "Company"), and the Buyers set forth on Schedule I attached thereto dated October 18, 2004.  In accordance with and pursuant to the Securities Purchase Agreement, the undersigned hereby elects to convert convertible debentures into shares of common stock, no par value per share (the "Common Stock"), of the Company for the amount indicated below as of the date specified below.

Conversion Date:

Amount to be converted:	$

Conversion Price:	$

Shares of Common Stock Issuable:

Amount of Debenture unconverted:	$

Amount of Interest Converted:	$

Conversion Price of Interest:	$

Shares of Common Stock Issuable:

Amount of Liquidated Damages:	$

Conversion Price of Liquidated Damages:	$

Shares of Common Stock Issuable:

Total Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Phone #:

Broker DTC Participant Code:

Account Number*:

* Note that receiving broker must initiate transaction on DWAC System.

EXHIBIT II

TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

_________, 2005

________

Attention:

RE:

SONORAN ENERGY, INC.

Ladies and Gentlemen:

We are counsel to Sonoran Energy, Inc., (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of October 18, 2004 (the "Securities Purchase Agreement"), entered into by and among the Company and the Buyers set forth on Schedule I attached thereto (collectively the "Buyers") pursuant to which the Company has agreed to sell to the Buyers up to Two Million Dollars ($2,000,000) of secured convertible debentures, which shall be convertible into shares (the "Conversion Shares") of the Company's common stock, no par value per share (the "Common Stock"), in accordance with the terms of the Securities Purchase Agreement.  Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of October 18, 2004, with the Buyers (the "Investor Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Conversion Shares under the Securities Act of 1933, as amended (the "1933 Act").  In connection with the Company's obligations under the Securities Purchase Agreement and the Registration Rights Agreement, on _______, 2005, the Company filed a Registration Statement (File No. ___-_________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the sale of the Conversion Shares.

In connection with the foregoing, we advise the Transfer Agent that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at ____ P.M. on __________, 2005 and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Conversion Shares are available for sale under the 1933 Act pursuant to the Registration Statement.

The Buyers has confirmed it shall comply with all securities laws and regulations applicable to it including applicable prospectus delivery requirements upon sale of the Conversion Shares.

Very truly yours,

By:

EXHIBIT III

TO IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

FORM OF OPINION

________________ 2005

VIA FACSIMILE AND REGULAR MAIL

________

Attention:

RE:

SONORAN ENERGY, INC.

Ladies and Gentlemen:

We have acted as special counsel to Sonoran Energy, Inc. (the "Company"), in connection with the registration of ___________shares (the "Shares") of its common stock with the Securities and Exchange Commission (the "SEC").  We have not acted as your counsel.  This opinion is given at the request and with the consent of the Company.

In rendering this opinion we have relied on the accuracy of the Company's Registration Statement on Form SB-2, as amended (the "Registration Statement"), filed by the Company with the SEC on _________ ___, 2005.  The Company filed the Registration Statement on behalf of certain selling stockholders (the "Selling Stockholders").  This opinion relates solely to the Selling Shareholders listed on Exhibit "A" hereto and number of Shares set forth opposite such Selling Stockholders' names.  The SEC declared the Registration Statement effective on __________ ___, 2005.

We understand that the Selling Stockholders acquired the Shares in a private offering exempt from registration under the Securities Act of 1933, as amended.  Information regarding the Shares to be sold by the Selling Shareholders is contained under the heading "Selling Stockholders" in the Registration Statement, which information is incorporated herein by reference.  This opinion does not relate to the issuance of the Shares to the Selling Stockholders.  The opinions set forth herein relate solely to the sale or transfer by the Selling Stockholders pursuant to the Registration Statement under the Federal laws of the United States of America.  We do not express any opinion concerning any law of any state or other jurisdiction.

In rendering this opinion we have relied upon the accuracy of the foregoing statements.

Based on the foregoing, it is our opinion that the Shares have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and that ________ may remove the restrictive legends contained on the Shares. This opinion relates solely to the number of Shares set forth opposite the Selling Stockholders listed on Exhibit "A" hereto.

This opinion is furnished to Transfer Agent specifically in connection with the issuance of the Shares, and solely for your information and benefit.  This letter may not be relied upon by Transfer Agent in any other connection, and it may not be relied upon by any other person or entity for any purpose without our prior written consent.  This opinion may not be assigned, quoted or used without our prior written consent.  The opinions set forth herein are rendered as of the date hereof and we will not supplement this opinion with respect to changes in the law or factual matters subsequent to the date hereof.

Very truly yours,

EXHIBIT "A"

(LIST OF SELLING STOCKHOLDERS)

Name:	No. of Shares: